Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33446, 333-30554, 333-95109, 333-64085, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, and 333-146625) of Christopher & Banks Corporation of our report dated May15, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 17, 2008